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                                                                         1/31/00

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of Training Devices Incorporated (the "Company") hereby authorizes Bruce S. Betschart and Ronald
C. Ellington and each of them as their true and lawful attorneys-in-fact and agents: (1) to sign in the name of each such person and file with the Securities and Exchange Commission a Registration Statement, Registration No. 333-85479, on an appropriate form, and any and all amendments (including post-effective amendments) to such Registration Statement, for the registration under the Securities Act of 1933, as amended, shares of Common Stock (the "Offering") to be offered and sold in the Company's initial public offering, of an underwriters' over-allotment option to purchase up to 15% of the number of shares of Common Stock sold in the Offering, and any other securities of the Company which the Company's Board of Directors authorizes to be included in such Registration Statement; and (2) to take any and all actions necessary or required in connection with such Registration Statement and amendments to comply with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature                    Title                             Date
---------                    -----                             ----

/s/ Bruce S. Betschart       Director, President and Chief     February 1, 2000
-------------------------    Operating Officer
Bruce S. Betschart


/s/ Ronald C. Ellington      Chairman of the Board and         February 1, 2000
-------------------------    Chief Executive Officer
Ronald C. Ellington


/s/ Ann Torre Grant          Director                          February 1, 2000
-------------------------
Ann Torre Grant


/s/ John Jenkins             Director                          February 1, 2000
-------------------------
John Jenkins


/s/ Dennis Meyer             Vice President, Chief             February 1, 2000
-------------------------    Financial Officer and Treasurer
Dennis Meyer


/s/ Peter Roy                Director                          February 1, 2000
-------------------------
Peter Roy